Exhibit 10(m)(2)
                               FIRST AMENDMENT TO
                  THE BLACK & DECKER SUPPLEMENTAL PENSION PLAN


     Pursuant to the powers of amendment reserved under Section 17 of The Black & Decker Supplemental Pension Plan (the "Plan"), Black & Decker (U.S.) Inc. (the "Sponsor") hereby amends the Plan as follows, effective November 1, 1995:

                              FIRST AND ONLY CHANGE

     The definition of "Executive Deferred Compensation Plan" contained in Subsection (i) of Section 2 is deleted in its entirety and replaced with the following:

        (i) "Executive Deferred Compensation Plan" means The Black & Decker Executive Deferred Compensation Plan or The Black & Decker Supplemental Retirement Savings Plan.

     The Plan, as amended by the foregoing change, is hereby ratified and confirmed in all respects.